                                                                    Exhibit 10.1


                            COLLECTORS UNIVERSE, INC.

                            1999 STOCK INCENTIVE PLAN

         This 1999 STOCK INCENTIVE PLAN (the "Plan") is hereby established by COLLECTORS UNIVERSE, INC., a Delaware corporation (the "Company" or "CUI"), and adopted by its Board of Directors as of the 3rd day of February, 1999 (the "Effective Date").

                                    ARTICLE 1
                              PURPOSES OF THE PLAN

         1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers, employee and non-employee directors and Service Providers, upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such Persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the success and increased value of the Company through ownership of shares of stock in the Company.

                                    ARTICLE 2
                                   DEFINITIONS

         For purposes of this Plan, the following terms shall have the meanings indicated:

         2.1 ACQUIRING PERSON. "Acquiring Person" means the Person that acquires direct or indirect ownership of a majority or all of the outstanding shares of voting stock of the Company or of any other corporation in which the Company may be merged, in a Change of Control transaction effectuated by means of a merger of the Company with and into another corporation, a reverse or forward triangular merger or an exchange of shares of the Company's Common Stock for shares of stock, cash or other property of the Acquiring Person and any Person that acquires ownership of all or substantially all of the assets of the Company in a single or series of related transactions.

         2.2 ADMINISTRATOR. "Administrator" means the Board or, if the Board delegates any of its administrative responsibilities under the Plan to the Committee, the term Administrator as to such delegated responsibilities shall mean the Committee.

         2.3 AFFILIATED COMPANY. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

         2.4 BOARD. "Board" means the Board of Directors of the Company.

         2.5 CHANGE IN CONTROL. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company, unless the Person or group of Persons acquiring such beneficial ownership owned more than 25% of the outstanding common stock of the Company on the date of adoption of this Plan, (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which holders of outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a Person or Persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

         2.6 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.7 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

         2.8 COMMON STOCK. "Common Stock" means the Common Stock, $.01 par value of the Company, subject to adjustment pursuant to Section 4.2 hereof.

         2.9 DISABILITY. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

         2.10 EFFECTIVE DATE. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

         2.11 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

         2.12 FAIR MARKET VALUE. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

                  (a) If the Common Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

                  (b) If the Common Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

                  (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

         2.13 INCENTIVE OPTION. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         2.14 INCENTIVE OPTION AGREEMENT. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

         2.15 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

         2.16 NONQUALIFIED OPTION. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

         2.17 NONQUALIFIED OPTION AGREEMENT. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

         2.18 OFFEREE. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

         2.19 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

         2.20 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

         2.21 OPTIONEE. "Optionee" means a Participant who holds an Option.

         2.22 PARTICIPANT. "Participant" means a Person who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

         2.23 PERSON. "Person" means any natural person and any corporation, limited liability company, partnership, trust, association or other entity.

         2.24 PURCHASE PRICE. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

         2.25 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

         2.26 RIGHT TO PURCHASE. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

         2.27 SERVICE PROVIDER. "Service Provider" means a consultant or other Person who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

         2.28 STOCK PURCHASE AGREEMENT. "Stock Purchase Agreement" means a written agreement entered into by the Company with the Offeree with respect to a Right to Purchase offered under the Plan.

         2.29 10% SHAREHOLDER. "10% Shareholder" means a Person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                    ARTICLE 3
                                   ELIGIBILITY

         3.1 INCENTIVE OPTIONS. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

         3.2 NONQUALIFIED OPTIONS AND RIGHTS TO PURCHASE. Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

         3.3 LIMITATION ON SHARES. In no event shall any Participant be granted Options or Rights to Purchase in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds five hundred thousand shares (500,000) shares (which number shall be subject to adjustment as provided in Section 4.2 hereof).

                                    ARTICLE 4
                                   PLAN SHARES

         4.1 SHARES SUBJECT TO THE PLAN. A total of one million seven hundred forty-eight thousand five hundred eighty-five (1,748,585) shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

         4.2 CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                    ARTICLE 5
                                     OPTIONS

         5.1 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

         5.2 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the Person to whom an Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

         5.3 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made upon exercise of an Option and may be made in any of the following ways:

                  (a) By cash or check; or,

                  (b) If approved by the Administrator, then, subject to any legal restrictions, by (i) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (ii) the delivery to the Company of Optionee's promissory note in a form and on terms acceptable to the Administrator; (iii) the cancellation of indebtedness of the Company to the Optionee; (iv) the waiver of compensation due or accrued to the Optionee for services rendered; or (v) any combination of the foregoing; or

                  (c) If a public market for the Common Stock exists, by (i) a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (ii) a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or

                  (d) Any combination of the foregoing methods of payment or any other consideration or method of payment that has been approved by the Administrator and is permitted by applicable corporate law.

         5.4 TERM AND TERMINATION OF OPTIONS. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Option granted to a Person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

         5.5 VESTING AND EXERCISE OF OPTIONS. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

         5.6 ANNUAL LIMIT ON INCENTIVE OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000. The excess, if any of the Fair Market Value of any incentive stock option that becomes vested in any calendar year over this $100,000 limitation shall be treated, for federal income tax purposes as a Nonqualified Option.

         5.7 NONTRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the Administrator, any Option may be assigned or transferred in any manner which an "incentive stock option" is permitted to be assigned or transferred under the Code.

         5.8 RIGHTS AS SHAREHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such Person.

                                    ARTICLE 6
                               RIGHTS TO PURCHASE

         6.1 NATURE OF RIGHT TO PURCHASE. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

         6.2 ACCEPTANCE OF RIGHT TO PURCHASE. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

         6.3 PAYMENT OF PURCHASE PRICE. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, by:

                  (a) Cash or check; or

                  (b) If approved by the Administrator, (i) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (ii) delivery of the Offeree's promissory note in a form and on terms acceptable to the Administrator; (iii) the cancellation of indebtedness of the Company to the Offeree; (iv) the waiver of compensation due or accrued to the Offeree for services rendered; or

                  (c) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be approved by the Administrator.

         6.4 RIGHTS AS A SHAREHOLDER. Upon complying with the provisions of
Section 6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

         6.5 RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

         6.6 VESTING OF RESTRICTED STOCK. The Stock Purchase Agreement shall specify the date or dates, the performance goals or other objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

         6.7 DIVIDENDS. If payment for shares of Restricted Stock is made by promissory note, any cash dividends or other distributions of cash paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

         6.8 NONASSIGNABILITY OF RIGHTS. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

                                    ARTICLE 7
                           ADMINISTRATION OF THE PLAN

         7.1 ADMINISTRATOR. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

         7.2 POWERS OF THE ADMINISTRATOR. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority to interpret the Plan, to create, amend or rescind and to interpret rules and regulations relating to the Plan and, without limiting the generality of the foregoing, to:

                  (a) determine the Persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof;

                  (b) determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements;

                  (c) determine the identity or capacity of any Persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan;

                  (d) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement;

                  (e) accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock;

                  (f) extend the exercise date of any Option or acceptance date of any Right to Purchase;

                  (g) provide for rights of first refusal and/or repurchase rights;

                  (h) amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and

                  (i) make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.

Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

         7.3 LIMITATION ON LIABILITY. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the Person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such Person's conduct in the performance of duties under the Plan.

                                    ARTICLE 8
                                CHANGE IN CONTROL

         8.1 CHANGE IN CONTROL. In order to preserve a Participant's rights in the event of a Change in Control of the Company, the Administrator shall take one or more of the following actions with respect to outstanding Options ("Existing Options"), Rights to Purchase ("Existing Purchase Rights") and with respect to Restricted Stock obtained under this Plan:

                  (a) Obtain from the Acquiring Person in the Change of Control transaction an agreement which requires it, concurrently with the consummation of the Change of Control Transaction, to purchase or exchange each of the Existing Options and each of the Existing Purchase Rights for cash, stock or other property that is being paid or issued to Company's stockholders in the Change of Control Transaction in an amount equal to the difference, or spread, between (i) the value of the cash, stock or other property that the Optionee or holder of such Existing Purchase Right would have received pursuant to such Change in Control transaction in exchange for all of the shares that would be issuable upon exercise of such Existing Options or Purchase Rights, assuming that the Existing Options and such Existing Purchase Rights had become fully exercisable and had been exercised immediately prior to the consummation of such Change in Control transaction, and (ii) the Exercise Price of such Existing Options or Purchase Price of such Existing Purchase Rights (as the case may be);

                  (b) Obtain from the Acquiring Person in the Change of Control transaction an agreement that obligates the Acquiring Person to assume the Existing Options or to grant, in substitution for the Existing Options, new options entitling each Optionee to purchase a number of shares of voting stock of the Acquiring Person having a Fair Market Value that is equal to the then Fair Market Value of the shares of Common Stock of the Company that are subject to the Existing Options, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and the assumed Options, or the new options substituted therefor (the "Substituted Options"), shall continue in the manner and under the terms so provided; or

                  (c) Provide for the purchase or exchange of each Option or Right to Purchase for an amount of cash or other property having a value equal to the difference, or spread, between (i) the value of the cash or other property that the Participant would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Right to Purchase had the Option or Right to Purchase been exercised immediately prior to such Change in Control transaction and (ii) the Exercise Price of such Option or the Purchase Price under such Right to Purchase;

                  (d) adjust the terms of the Options and Rights to Purchase in a manner determined by the Administrator to reflect the Change in Control;

                  (e) cause the Options and Rights to Purchase to be assumed, or new rights substituted therefor, by another Person, through the continuance of the Plan and the assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided; or

                  (f) make such other provision as the Administrator may consider equitable.

         In order to preserve a Participant's rights in the event of a Change in Control of the Company, the Administrator shall take one or more of the following actions with respect to Options that are outstanding as of the consummation date of any Change of Control transaction to which the Company is a party (the "Existing Options"):

                  (g) Adjust the terms of the Options in a manner determined by the Administrator to reflect the Change in Control or make such other provision as the Administrator may consider equitable, if the stockholders of the Company immediately prior to the consummation of the Change of Control transaction will continue to own their Company shares, and this Plan will continue in effect as a Company Plan, following the consummation of the Change of Control transaction or if the Change of Control involves a liquidation and dissolution of the Company.

The Administrator shall cause written notice of any proposed Change of Control transaction to be given to all Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed Change of Control transaction; provided, however, that any delay beyond such time period in the giving of, or the failure to give, such notice shall not entitle any Person, including any Optionee, to obtain a delay in the effective date or to invalidate or adversely affect the validity of any such Change in Control transaction.

         8.2 EFFECT OF CHANGE OF CONTROL TRANSACTION.

                  (a) If an agreement is obtained from the Acquiring Person which provides either for (i) the payment or exchange of cash, stock or other consideration equal to the Fair Market Value of the shares (whether or not vested) that are subject to the Existing Options, as contemplated by Paragraph 7.1(a) above, or (ii) the issuance of Substituted Options by the Acquiring Person, then, the Existing Options shall terminate retroactive to the effective date of the consummation of the Change of Control transaction. If, instead, an agreement is obtained from the Acquiring Person which provides for the assumption of the Existing Options and the continuance of this Plan by the Acquiring Person, the Existing Options shall continue in full force and effect, subject to equitable adjustments provided for in that agreement.

                  (b) If the agreement contemplated by Paragraph 7.1(b) is obtained, or any of the actions contemplated by Paragraph 7.1(c) is taken and, as a result, the Optionees holding Existing Options immediately prior to the consummation of such Change in Control either will continue to hold their Existing Options (as adjusted in the manner set forth in Paragraph 7.1(b) or 7.1(c) above) or will receive Substituted Options pursuant to Paragraph 7.1(b), but an Optionee's Continuous Service (as defined in the Optionee's Option Agreement) is terminated by the Company or the Acquiring Person for any reason during the first eighteen (18) months following such Change in Control, then, notwithstanding any provisions to the contrary contained in the Plan or any Plan adopted in substitution of this Plan, all of the shares of stock then subject or covered by such Existing Options or Substitute Options, to the extent they are not already exercisable, shall become vested and fully exercisable by the holder of such Existing Option or Substitute Option, as the case may be, effective retroactively to the business day immediately preceding the date of such termination of his or her Continuous Service.

                  (c) If, on the other hand, the Administrator is unable to obtain either of the agreements contemplated by Paragraph 7.1(a) and Paragraph 7(b), and the Change of Control transaction is nevertheless consummated, then,
(i) all Options that have not theretofore become fully vested and fully exercisable shall become fully vested and exercisable, effective as of the business day immediately preceding the date of consummation of the Change of Control transaction; (ii) each holder of an Existing Option shall be entitled to exercise such Option in whole or in part on or prior to the date on which the Change of Control transaction is consummated, (iii) in the event of any such exercise by an Optionee (which shall be deemed to have occurred immediately prior to the consummation of the Change of Control transaction), the Optionee shall, on such consummation, become entitled to receive the consideration such Optionee would have received in such transaction had he owned the shares acquired on such exercise immediately prior to such consummation, and (iv) any Existing Option not exercised in full on or before the effective date of the consummation of the Change of Control transaction shall terminate as to the unexercised portion of such Option as of such effective date. In addition, if an agreement is obtained as contemplated by Paragraph 7.1(a) or Paragraph 7.1(b) above in connection with any Change of Control transaction, then, on consummation of the Change of Control transaction each Existing Option shall be converted into the right to receive the consideration stated in such agreement and the right to exercise any Existing Options to acquire shares of Common Stock of the Company shall terminate.

If any of the actions set forth in Paragraphs 8.1(c), (d) or (e) is taken by the Administrator and, as a result, the Participants holding such Options, Rights to Purchase or Restricted Stock immediately prior to the consummation of such Change in Control will hold Options, Rights to Purchase or Restricted Stock, or options, rights to purchase or restricted stock issued in substitution therefor, as contemplated in Paragraph 8.1(d) above, (collectively "Substituted Rights"), and the Continuous Service of the holder of any such Options, Rights to Purchase or Restricted Stock, or such Substituted Rights, as the case may be, is terminated for any reason during the first eighteen (18) months following such Change in Control; then, notwithstanding any provisions to the contrary contained in the Plan, the time period relating to the exercise or realization of such holder's outstanding Options, Rights to Purchase or Restricted Stock, or such Substituted Rights, as the case may be, shall automatically accelerate on such termination of his or her Continuous Service. If, on the other hand, the Administrator takes the action set forth in Paragraph 8.1(a) above, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control. The Administrator shall cause written notice of the proposed transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction; provided, however, that any delay beyond such time period in the giving of, or the failure to give, such notice shall not entitle any Person, including any Optionee or Participant, to obtain a delay in the effective date or to invalidate or adversely affect the validity of any such Change in Control.

                                    ARTICLE 9
                      AMENDMENT AND TERMINATION OF THE PLAN

         9.1 AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

         9.2 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                   ARTICLE 10
                                 TAX WITHHOLDING

         10.1 WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 BENEFITS NOT ALIENABLE. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

         11.2 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

         11.3 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.